EXHIBIT B


                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY


- --------------------------------------------------
                                                   )
                                                   )
NUNZIO P. DESANTIS, COURTLANDT G. MILLER           )
and VINCENT VILLANUEVA,                            )
                                                   )
                                                   )
                                Plaintiffs,        )   C.A. No 17475
                                                   )
                    v.                             )
                                                   )
STEVE SIMON, STEPHEN RAPHAEL and ELIE              )
HOUSMAN,                                           )
                                                   )
                                Defendants,        )
                                                   )
                   and                             )
                                                   )
AUTOLEND GROUP, INC., a Delaware corporation,      )
                                                   )
                             Nominal Defendant.    )
                                                   )
- --------------------------------------------------




                    NOTICE OF PENDENCY OF DERIVATIVE ACTION,
                       PROPOSED SETTLEMENT OF SUCH ACTION,
                     SETTLEMENT HEARING AND RIGHT TO APPEAR


TO:                      ALL  COMMON   STOCKHOLDERS  OF
                         AUTOLEND GROUP, INC.

                         PLEASE    READ   THIS   NOTICE
                         CAREFULLY AND IN ITS ENTIRETY.
                         YOUR  RIGHTS  WILL BE AFFECTED
                         BY THE  LEGAL  PROCEEDINGS  IN
                         THIS  LITIGATION.  IF YOU WERE
                         NOT THE  BENEFICIAL  HOLDER OF
                         AUTOLEND GROUP, INC. STOCK BUT
                         HELD AUTOLEND GROUP,

                         INC.  STOCK  FOR A  BENEFICIAL
                         HOLDER,  PLEASE  TRANSMIT THIS
                         DOCUMENT  TO  SUCH  BENEFICIAL
                         HOLDER.

                         THIS    NOTICE   IS   NOT   AN
                         EXPRESSION  BY ANY COURT AS TO
                         THE   MERITS  OF  ANY  OF  THE
                         CLAIMS OR DEFENSES ASSERTED BY
                         ANY      PARTY      IN     THE
                         ABOVE-CAPTIONED   ACTION.  THE
                         PURPOSE  OF THIS  NOTICE IS TO
                         ADVISE YOU OF THE  PENDENCY OF
                         THE ABOVE-  CAPTIONED  ACTION,
                         THE  PROPOSED   SETTLEMENT  OF
                         THIS ACTION AND YOUR RIGHTS IN
                         CONNECTION THEREWITH.

     This notice of pendency of the above-captioned derivative action (the "Action"), the proposed settlement of the Action, and the holding of a settlement hearing (as described below) (the "Notice") is given pursuant to Rule
23.1 of the Rules of the Court of Chancery of the State of Delaware and pursuant to an order dated _________________ __, 1996 (the "Scheduling Order") of the Court of Chancery of the State of Delaware in and for New Castle County (the "Court") in the Action to notify you of the proposed settlement of the Action, and to give you notice of the hearing ("Settlement Hearing") and of your right, among other things, to participate in the Settlement Hearing, to be held before the Honorable Myron T. Steele, Vice Chancellor, at the Daniel L. Herrmann Courthouse, Eleventh & King Streets, Wilmington, Delaware 19801 on __________ __, 1996, at __ ___ _.m. (the "Settlement Hearing"). The purpose of the Settlement Hearing is to: (i) determine whether a Stipulation and Agreement of Compromise, Settlement & Release dated __________ __, 1996 (the "Stipulation") and the terms and conditions of the settlement proposed in the Stipulation and its exhibits (the "Settlement") are fair, reasonable, adequate and in the best interests of

AutoLend Group, Inc. ("AutoLend") and the stockholders of AutoLend, (ii) determine whether final judgment should be entered by the Court dismissing the Action as to all parties, and (iii) in the event that the Court approves the Stipulation and the Settlement and enters its final judgment, determine whether it should award attorneys' fees and expenses in an amount not to exceed $100,000 to plaintiffs' attorneys, as set forth in the Stipulation.

     The Court has reserved the right to adjourn the Settlement Hearing, including consideration of the application for attorneys' fees and expenses, by oral argument at such hearing or any adjournment thereof, and without further notice of any kind. The Court also has reserved the right to approve the Stipulation and the Settlement, with modifications (if such modifications are consented to by the parties to the Stipulation), and to enter its final judgment dismissing the above-captioned action with prejudice as against plaintiffs and the stockholders of AutoLend, all without further notice of any kind.


                             THE FACTUAL BACKGROUND

     A. Plaintiffs, Nunzio P. DeSantis ("DeSantis"), Courtlandt G. Miller ("Miller") and Vincent Villanueva ("Villanueva"), instituted the Action asserting individual claims, and derivative claims on behalf of AutoLend against defendants, Steven Simon ("Simon"), Stephen Raphael ("Raphael") and Elie Housman ("Housman").

     B. Plaintiffs beneficially own in excess of 20 percent of the outstanding voting stock of AutoLend and, at various times, each of the plaintiffs was a director of AutoLend. DeSantis also previously served as Chairman of the Board and Chief Executive Officer of AutoLend, and Miller was its Corporate Secretary.

     C. On or about October 10, 1991, AutoLend was incorporated in the State of Delaware as CAPX Corporation ("CAPX"). CAPX was a wholly-owned subsidiary of CapRx Corporation ("CapRx"), which was incorporated in Bermuda on May 23, 1989.

     D. In 1991, CapRx sold $55,000,000 in aggregate principal amount of 9.5% convertible subordinated debentures maturing on September 19, 1997 (the "Debentures") which resulted in net proceeds of CapRx of $51.4 million. The Debentures are convertible into common stock of AutoLend at a rate of one share per $12.25 principal amount of Debentures.

     E. In or about April 1991, CapRx entered the viatical settlements business, when LB NM, Inc. ("LB NM"), its wholly-owned subsidiary, acquired certain assets of Living Benefits Inc. ("LBI") and covenants not to compete from the former owners of LBI. The viatical settlements business involves purchasing and maintaining portfolios of life insurance policies from individuals facing life-threatening illnesses for less than the face value, and then redeeming those policies at full value upon the death of the insured.

     F. On or about February 26, 1992, CapRx merged with CAPX (the "Merger") and CAPX was the surviving corporation. (The surviving company is sometimes hereinafter referred to as the "Company".) The Debentures became obligations of the Company upon the merger in February, 1992, but are subordinated to any current or future indebtedness of the Company.

     G. The Company's common stock has been and is currently traded on the Boston Stock Exchange and the Nasdaq SmallCap Market. There presently are approximately 4,634,530 shares of common stock outstanding.

     H. On or about April 6, 1993, the Company, through its wholly-owned subsidiary, American Life Resources Group, Inc. ("ALRG"), acquired certain operating assets of American Life Resources, Inc. ("American Life"), which was also engaged in the viatical settlements business. Defendant Simon and his wife Helen Porter ("Porter") were the sole stockholders of American Life, with Simon serving as its CEO and Porter as the Secretary and Treasurer.

     I. In connection with the acquisition of American Life, ALRG entered into five year employment agreements with Simon and Porter (the "Employment Agreements"). Simon was employed as President, Chief Operating Officer and director of ALRG at a minimum salary of $125,000 per year, adjusted annually. Porter was employed as Executive Vice President of ALRG at a minimum salary of $75,000 per year, adjusted annually. In May, 1993, Simon was elected as a director of the Company and appointed its President. As of April 24,1996, Simon's salary was $175,000 per year and Porter's was $150,000 per year.

     J. The Initial Employment Agreements provided for the granting of an aggregate 600,000 warrants to Simon and Porter to purchase the common stock of the Company. In June, 1993, the 600,000 warrants were canceled and, in exchange, Simon was granted options to purchase 350,000 shares of common stock of the Company, exercisable at a price of $4.25 per share, the then market value, and vesting over a four year period. In or about February, 1995, Porter was granted options to purchase 300,000 shares of common stock of the Company, exercisable at a price of $2.00 per share, the then market value, vesting over a two year period.

     K. For the fiscal year ended March 31, 1993, the Company's net earnings were $311,093 and its total stockholder equity was approximately $4,888,728.

     L. In September, 1993, DeSantis resigned as Chief Executive Officer of the Company and was replaced by Simon.

     M. In March 1994, under Simon's direction, the Company formed AutoLend Corporation (hereinafter "AC") to engage in the installment contract receivables business, a specialty finance business, which entails purchasing, financing, servicing and collecting retail installment loan contracts originated by independent and franchised used automobile dealers. Simon was the initial President and Chief Operating Officer of AC and Porter was the Vice President of AC. Beginning in or about May, 1994, AC made several bulk purchases of used automobile loan portfolios.

     N. In May, 1994, DeSantis resigned from the Board of Directors of the Company. In July, 1994, Miller resigned as Secretary of the Company and from its Board of Directors and Villanueva resigned as a director of the Company.

     O. In July, 1994, Simon was named Chairman of the Board to replace DeSantis. Porter was named Executive Vice President and Chief Operating Officer.

     P. To implement its plan to reduce its dependence on the viatical settlement business, on or about July 29, 1994, the Company sold certain assets of its viatical settlements business to National Capital Benefits Corporation ("NCBC"), a subsidiary of National Capital Management Corporation ("NCMC"). NCBC paid $125,000 and issued 100,000 shares of the common stock of NCMC to the Company for these assets. The Company has an option to sell these shares back to NCMC within 24 months of the sale, at a price of $1.75 per share (subsequently adjusted following a one for three reverse stock split).

In addition, NCBC agreed to pay a royalty to the Company upon the maturing of all policies purchased by NCBC during the next four years. Such royalty agreement was modified after NCBC's stock split to provide for a discounted payment prior to maturity of the policies. NCBC acquired the Company's proprietary client management software system, all "work in process" and the trade names of both LB NM and ALRG. Along with certain other assets, LB NM and ALRG retained their existing accounts receivable and their inventory of owned policies.

     Q. On or about February 6, 1995, the Company changed its name to AutoLend Group, Inc.

     R. To further its automobile financing business, in February, 1995, the Company commenced an "Inventory Assistance Program" ("IAP"), through its wholly-owned subsidiary AutoLend IAP, Inc. ("AIAP"). The IAP program consisted of providing exclusive short-term financing to selected used car dealers for purchase of used automobiles at regional automobile auctions.

     S. On May 8, 1995 and July 18, 1995, ALRG and LB NM entered into certain agreements with Viaticus Inc. ("Viaticus"), a subsidiary of the CNA Insurance Companies. ALRG and LB NM assigned to Viaticus certain insurance policies carried on the Company's consolidated balance sheet. The policies assigned had a total book value of approximately $18.5 million for which Viaticus is obligated to pay to LB NM and ALRG a combined total of approximately $20.2 million. Payment for each policy is to be made after Viaticus receives the insurer's acknowledgment of the assignment of the policy to it prior to the insured's death. As of April 24, 1996, Viaticus had fulfilled its payment obligations under the agreements.

     T. In June, 1995, the Company hired Charley A. Pond ("Pond") as its President and Chief Financial Officer. Mr. Pond was also elected as a Director.

     U. At the 1995 annual meeting of the stockholders of the Company held on September 15, 1995, the stockholders elected the directors nominated by management. Those directors who were elected were Simon (serving as a director since May, 1993), Raphael (serving as a director since March, 1995) and Housman (serving as a director since June, 1995), as well as Pond (serving as a director since June, 1995), Philip J. Vitale, M.D. ("Vitale") (serving as a director since February, 1992), Marcel Fournier ("Fournier") (serving as a director since March, 1995), Paul Gregory ("Gregory") (serving as a director since September,
1994) and Dan Porlyes ("Porlyes") (serving as a director since September, 1994).

     V. For the first nine months of 1995, the Company experienced a $9,758,660 operating loss, compared with operating earnings of $2,411,252 for the first nine months of 1994.

     W. In the Quarterly Report on form 10-Q management of the Company filed with the SEC for the quarter ended September 30, 1995, the Company reported that it had increased its loss ratio on the automobile loan portfolios to 33%.

     X. As of fiscal year end 1995, approximately 57.5% of the receivables in the Company's auto finance business were 30 or more days past due, and, consequently, AutoLend established reserves for potential credit losses of $8,987.89.

     Y. Herbert  Sillman  ("Sillman")  (serving as a director  since  September,
1994) died in or about December 1995. By December 11, 1995, Pond, Fournier, Porlyes and Gregory had resigned as directors of the Company, leaving as directors Simon, Raphael, Housman and Vitale.

     Z. On or about December 12, 1995, Drew Sakson ("Sakson") and Robert Granoff ("Granoff") were appointed by the Board to fill the vacancies created by two of the director resignations.

     AA. On or about December 15, 1995, Raphael tendered his resignation from the Board of Directors, and, on December 22, 1995, James Newman ("Newman") was appointed by the remaining directors to fill the vacancy created by Raphael's resignation.

     BB. On or about December 27, 1995, Housman tendered his resignation from the Board of Directors of the Company.

     CC. DeSantis, Miller and Villanueva, as the largest group of shareholders of the Company, became dissatisfied with the financial performance of the automobile financing business including the increases in the loss ratios for the installment contract receivables, the large number of director resignations and plaintiffs' perception that the replacement directors were affiliated with Simon. Plaintiffs believed that the Company should seek to develop alternative lines of business.

     DD. Plaintiffs concluded that immediate corrective action must be taken to improve the Company's financial condition and threatened to initiate a proxy contest.

     EE. On or about December 20, 1995, DeSantis, Miller and Villanueva, as the beneficial holders of in excess of 10% of the outstanding common stock of the Company, demanded pursuant to Section 2 of the Company's Bylaws, that the Board of Directors call a special meeting of the stockholders to consider and vote upon the election of a new slate of directors.

     FF. By the end of 1995, Simon had indicated to his fellow directors of the Company that he was willing to acquire AIAP on terms to be negotiated. Plaintiffs opposed the potential acquisition of AIAP by Simon so long as that acquisition was negotiated by the existing Board of Directors, the majority of which had not been elected by the shareholders.

     GG. Additionally, existing management intended to continue repurchasing outstanding Debentures. Existing management of the Company believed that continued repurchases were in the interest of the Company and that prior purchases had been favorable to the Company in that such repurchases were at prices approximately 50% below their stated principal amount. Plaintiffs were opposed to any further repurchases; they believed that the cash of the Company being spent to repurchase Debentures should instead be used to fund operations and to facilitate what it perceived to be the Company's necessary expansion into an alternative business.


                    SUMMARY OF CLAIMS ASSERTED IN THE ACTION

     HH. As plaintiffs believed that the Company might repurchase further Debentures and sell AIAP to Simon before the stockholders' meeting they had demanded could be held, on or about December 26, 1995, they commenced the Action individually and derivatively on behalf of the Company, seeking to temporarily, preliminarily and, if necessary, permanently enjoin management from repurchasing Debentures and selling AIAP to Simon until a special meeting of the shareholders could be held. In addition, plaintiffs sought to remove Simon as the voting trustee of a Voting Trust, the creation of which the plaintiffs dispute, and to bar Simon from voting plaintiffs' shares. Plaintiffs also sought damages in the Action to the extent defendants proceeded with these actions before injunctive relief could be obtained and for any breaches of fiduciary duty, gross mismanagement and/or gross negligence that may have occurred.

     II. Defendants deny all claims of wrongdoing asserted in the Action. In addition, Simon affirmatively claims to have taken steps during his tenure as Chief Executive Officer to attempt to improve the Company's financial performance in a difficult economic environment for the automobile finance business. For example, Simon claims to have reduced substantial amounts of overhead and to have retained a third party servicer with respect to the Company's automobile loan portfolio, which retention, Simon asserts, proved very favorable for the Company. Moreover, existing management claims that the repurchase of Debentures was an appropriate and beneficial use of Company funds and that Simon would purchase AIAP at a fair price.


                             SETTLEMENT NEGOTIATIONS

     JJ. Soon after the filing of the Action, plaintiffs and defendants entered into extensive, arms-length negotiations concerning a change in existing management, the composition of the Board of Directors of the Company pending the next annual stockholders' meeting and the resolution of all claims between the parties, including the claims in the Action.

     KK. Defendants agreed that they would not cause the Company to repurchase any Debentures or sell AIAP to Simon during the course of the negotiations.

                                 THE SETTLEMENT

     As a result of these negotiations, the parties agreed to the Settlement, which is embodied in the Stipulation and the exhibits thereto (the "Exhibits"), and described herein. THE STIPULATION AND EXHIBITS ARE ON FILE WITH THE COURT AND MAY BE INSPECTED AT THE OFFICE OF THE REGISTER IN CHANCERY OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, DANIEL L. HERRMANN

COURTHOUSE, ELEVENTH & KING STREET, WILMINGTON, DELAWARE 19801, DURING REGULAR BUSINESS HOURS OF EACH BUSINESS DAY.

     A. REASONS FOR THE SETTLEMENT

     Plaintiffs  through their attorneys,  entered into the Stipulation  because
(i) it provides for a change of management and the right to remove all of the existing directors; (ii) no further repurchases of Debentures will occur until such times as the Company's new management may determine appropriate; (iii) the actions plaintiffs sought to enjoin will be prevented by the Stipulation with AIAP being sold to Simon only after arms-length negotiations, utilizing an independent appraisal of its fair value; (iv) it would not be appropriate to pursue claims to recover damages for breach of fiduciary duties, gross negligence or gross mismanagement as defendants did not, after the filing of the complaint in the Action, proceed with the transactions plaintiffs sought to enjoin and defendants will likely argue that their decisions were legitimate exercises of business judgment; (v) plaintiffs were permitted to conduct a due diligence investigation of the Company, over a period of five days, prior to entering into the Stipulation and will be afforded the opportunity to conduct another five days of confirmatory due diligence immediately prior to the closing of this transaction (as described below); and (vi) Simon has made representations in certain of the collateral documents which provide further assurances to the Company and plaintiffs of the prudence of the Settlement. Accordingly, plaintiffs, upon advice of their counsel, and after having conducted a due diligence investigation, have concluded that the settlement as reflected in the Stipulation is fair, reasonable and adequate and in the best interests of the Company and its shareholders.

     Defendants vigorously deny any wrongdoing or liability with respect to any and all of the facts and claims alleged in the Action but consider it desirable that the Action be settled and dismissed because such settlement and dismissal will avoid the substantial expense, inconveniences and distraction of continued litigation, will avoid the possible expense and distraction of a proxy contest between plaintiffs and defendants, will finally put to rest the claims raised or which could have been raised in the Action and will facilitate the consummation of a transaction that is in the best interests of the Company and its shareholders.

     B. THE TERMS OF THE SETTLEMENT

     In consideration of the benefits afforded AutoLend and the current stockholders of AutoLend, as described herein, and the other terms and conditions of the Stipulation, as summarized below, the parties have agreed to settle the Action upon the terms described in the Stipulation. If the Stipulation and Settlement are approved by the Court, the Action and all claims asserted therein will be dismissed with prejudice and all current stockholders of AutoLend forever shall be barred from prosecuting any action against any or all of the defendants arising out of or relating to the claims asserted in the Action, as described above. 1. LETTER AGREEMENT: As an inducement to execute and deliver the Stipulation, Simon, Porter, the Company and the plaintiffs agreed to enter into a Letter Agreement, attached as Exhibit 1 to the Stipulation, which further effectuates the terms and intent of the Stipulation and the various exhibits attached thereto. 2. RELEASES: (a) On or after the date on which all orders of the Court approving the Settlement become final and no longer subject to appeal or review, whether by exhaustion of any possible appeal, lapse of time or otherwise (the "Approval Date") and prior to the Closing Date (as defined in paragraph 14 below), the following parties have agreed to execute releases as follows and then deliver the executed releases at the Closing (as defined in paragraph 14 below) to Kramer, Levin, Naftalis, Nessen, Kamin & Frankel ("Kramer, Levin") at which time Kramer, Levin will release to each such delivering party copies of all other releases delivered pursuant to this Section 2:

          (i) A general release by DeSantis, as attached to the Stipulation as Exhibit 2;

          (ii)    A general release by Miller, as attached to the Stipulation as
                  Exhibit 3;

          (iii)   A  general   release  by   Villanueva,   as  attached  to  the
                  Stipulation as Exhibit 4;

          (iv)    A general  release by Simon, as attached to the Stipulation as
                  Exhibit 5;

          (v)     A general release by Porter, as attached to the Stipulation as
                  Exhibit 6;

          (vi) A general release by Raphael, as attached to the Stipulation as Exhibit 7;

          (vii) A general release by Housman, as attached to the Stipulation as Exhibit 8;

          (viii) A general release by AutoLend, as attached to the Stipulation as Exhibit 9;

          (ix)    A general release by Newman, as attached to the Stipulation as
                  Exhibit 10;

          (x)     A general release by Sakson, as attached to the Stipulation as
                  Exhibit 11;

          (xi) A general release by Granoff, as attached to the Stipulation as Exhibit 12; and

          (xii)   A general release by Vitale, as attached to the Stipulation as
                  Exhibit 13.

     (b) Prior to or following the Approval Date, the following parties shall execute releases as follows and shall deliver to them to Kramer, Levin at which time Kramer, Levin shall release to each such delivering party copies of all other releases delivered pursuant to this Section 2.


     (i)     A general release by Carmignani,  as attached to the Stipulation as
             Exhibit 14;

     (ii)    A general release by Fitzgibbons, as attached to the Stipulation as
             Exhibit 15;

     (iii) A general release by the estate of Sillman, as attached to the Stipulation as Exhibit 16;

     (iv)    A general  release by Gregory,  as attached to the  Stipulation  as
             Exhibit 17;

     (v)     A general  release by Poryles,  as attached to the  Stipulation  as
             Exhibit 18; and

     (vi)    A general  release by Fournier,  as attached to the  Stipulation as
             Exhibit 19.

     (c) The general releases described in Section 2 generally provide for the release and discharge of AutoLend and those persons listed in this Section 2 from all actions, causes of actions, suits, damages, claims, etc., that the releasor ever had, has or may have upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day the general releases are executed, including all claims that were raised or could have been raised in the Action or another pending action in a Florida state court captioned AutoLend Group, Inc. v. DeSantis, Civil Action No. 95-23897-CA (23) (Fl. Cir. Ct.). COPIES OF ALL GENERAL RELEASES CAN BE INSPECTED BY AUTOLEND STOCKHOLDERS, AS DISCUSSED BELOW.

     3. REPURCHASE OF BONDS: AutoLend has agreed not to purchase any of the Debentures prior to the Closing Date. DeSantis, Miller and Villanueva jointly and not severally have agreed to hold harmless and indemnify the officers and directors of the Company and the Company from any claims, actions, suits, damages, losses, etc. resulting from not repurchasing the Company's outstanding Debentures. Simon has represented and warranted to each of the Company, DeSantis, Miller and Villanueva that the Company has not entered into any agreement, whether written or oral, which currently or in the future obligates the Company to purchase any Debentures.

     4. RESIGNATIONS: Simon and Porter have agreed to deliver their letters of resignation on the Closing Date in the form of Exhibits 20 and 21 to the Stipulation resigning their directorships and officerships with the Company, and with each of the Company's subsidiaries, other than AIAP, and those resignations will be accepted.

     5. CANCELLATION OF EMPLOYMENT CONTRACTS: The Company has agreed to pay to Simon and Porter on the Closing Date the remaining sum due each of them according to the terms of their respective employment agreements, $25,000 of which payments shall be tendered by the Company on behalf of Simon and Porter to the Escrow Agent (the "Escrow Agent") under that certain Escrow Agreement dated as of the Closing Date among the Company, Simon, Porter and the Escrow Agent (the "Tax Escrow Agreement") in the form of Exhibit 22 to the Stipulation, in cancellation of their respective employment contracts, and Simon and Porter, in consideration of such payments, have agreed to relinquish their rights under such agreements. The Company will not withhold any taxes in respect of such payments, and Simon and Porter have agreed to be responsible for any income taxes due in respect of such payments and to indemnify the Company for any penalties or interest assessed against the Company as a result of its not withholding taxes in respect of such payments pursuant to the terms of the Indemnity Agreement in the form of Exhibit 23 to the Stipulation.

     6. BOARD OF DIRECTORS: The Company's Board of Directors have agreed to elect DeSantis as a Director, Chairman of the Board and Chief Executive Officer of the Company on the Closing Date. Effective upon the Closing Date, each of the remaining directors of AutoLend have agreed to provide letters of resignation, the resignations of the directors Granoff, Newman, and Sakson will be accepted. With the exception of the resignations of Simon and Porter, the resignation of the other directors may be accepted or not.

     7. NEW STOCK OPTIONS AND PUT ESCROW AGREEMENT: On the Closing Date, options to purchase 400,000 and 125,000 shares of the Company's common stock shall be granted to Simon and Porter, respectively, pursuant to Stock Option Agreements in the form of Exhibits 24 and 25, respectively, to the Stipulation. Such grants have been authorized by the Board of Directors of the Company. In addition, AIAP has agreed to deposit $250,000 with the Escrow Agent pursuant to the Put Escrow Agreement in the form of Exhibit 26 to the Stipulation.

     8. VOTING TRUST: Simon and Porter have agreed to enter into a Voting Trust on the Closing Date, in the form of Exhibit 27 to the Stipulation, in which shall be deposited all shares of the common stock of the Company that Simon and Porter now own, or may in the future acquire. The Voting Trust does not restrict the sale of shares of the common stock of the Company at any time by Simon and Porter to an unaffiliated purchaser. The Trustee of the Voting Trust shall be selected by DeSantis.

     9. CONSULTING AGREEMENTS: Simon and Porter have agreed to enter into Consulting Agreements with the Company in the form of Exhibit 28 to the Stipulation on the

Closing Date. The Company has agreed to pay to Simon and Porter the entire sums due Simon and Porter under their respective Consulting Agreements on the Closing Date. The Company has acknowledged that Simon and Porter will serve as independent contractors under the Consulting Agreements, that the consulting payments received by Simon and Porter do not constitute wages, and that AutoLend will not withhold taxes on such amounts.

     10. AIAP STOCK: AIAP has agreed to issue to the Company forty shares of preferred stock subject to the terms of a Certificate of Designation in the form of Exhibit 29 to the Stipulation prior to the Closing Date. The Company, Simon, Porter and an entity to be designated by Simon and Porter have agreed to enter into a Stock Purchase Agreement in the form of Exhibit 30 to the Stipulation on the Closing Date, pursuant to which all common stock of AIAP shall be sold to an entity designated by Simon and Porter.

     11. AIAP RECEIVABLES: Any outstanding receivables of AIAP from loans will be paid to the Company on the Closing Date.

     12. AIAP FINANCING AND EQUITY: AIAP shall be in receipt of, prior to the Closing Date, commitments for $5 million in senior financing and at least $2 million in equity, such amounts to be funded at the Closing.

     13. AIAP INTANGIBLES: The Company shall execute the assignment in the form of Exhibit 31 to the Stipulation and the license in the form of Exhibit 32 to the Stipulation on the Closing Date.

     14. THE CLOSING: On the approval Date, documents and agreements in the forms of the Exhibits to the Stipulation will be delivered to the parties for execution. On the Approval Date, Kramer, Levin shall schedule after consulting with counsel to Messrs. DeSantis, Miller and Villanueva as to such counsel's availability, a closing of the transactions provided for under the Stock Purchase Agreement (the "Closing"), at its offices, to be held absent a failure to satisfy any of the closing conditions set forth in the Stock Purchase Agreement, no earlier than five days after the Approval Date nor later than ten days therefrom, the date of such Closing being referred to herein as the "Closing Date." At the Closing, the executed exhibits shall be delivered, and the payments recited in paragraphs 5, 7, 9 and 15 will be made. Simon has agreed to deliver to the Company his affidavit in the form of Exhibit 33 to the Stipulation which shall be dated as of the Closing Date.

     15. ATTORNEYS' FEES: If the Settlement is approved by the Court at the Settlement Hearing, or at such later time as the Court may direct, the attorneys for plaintiffs in the Action intend to apply to the Court for an award of attorneys' fees and expenses in an amount not to exceed $100,000, to be paid by AutoLend as provided in the Stipulation. Defendants have agreed not to oppose said application. The fees and expenses, if awarded by the Court, will be paid by AutoLend to plaintiffs' attorneys at the closing.

                      RIGHT TO APPEAR AT SETTLEMENT HEARING

     Any current AutoLend stockholder who objects to the Stipulation, the Settlement, the Final Order and Judgment to be entered herein, and/or the application for attorneys' fees and expenses (as described above), or who otherwise wishes to be heard, may appear in person or by his attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no person (other than the plaintiffs and defendants, and their respective counsel in the Action) shall be heard, and no papers, briefs, pleadings or other documents submitted by any such person shall be received or considered by the Court (unless the Court in its discretion shall otherwise direct, upon application of such person and for good cause shown), unless no later than ten (10) days prior to the Settlement Hearing, (i) a written notice of the intention to appear, (ii) a detailed statement of such person's specific objections to any matter before the Court, and (iii) all of the grounds therefor or the reasons why such person desires to appear and to be heard, as well as all documents and writings which such person desires the Court to consider, shall be served by hand-delivery or overnight mail upon the following counsel of record and then filed with the Register in Chancery, Daniel L. Herrmann Courthouse, Eleventh & King Streets, Wilmington, Delaware 19801:


         R. Franklin Balotti
         Thomas A. Beck
         Matthew E. Fischer
         Richard, Layton & Finger
         One Rodney Square
         P.O. Box 551
         Wilmington, DE  19899
         (302) 658-6541
                  Attorneys for Plaintiffs

                                     - and -

         David C. McBride
         Young, Conaway, Stargatt & Taylor
         11th Floor, Rodney Square North
         P.O. Box 391
         Wilmington, Delaware  19899-0391
         (302) 571-6639
                  Attorneys for Defendants

     Any person who fails to object in the manner prescribed above shall be deemed to have waived such objection and shall be forever barred from raising such objection in this or any other action or proceeding.

                               INTERIM INJUNCTION

     Pending final determination of whether the Settlement should be approved, plaintiffs and the stockholders of AutoLend or any of them, and any of their respective representatives, trustees, successors, heirs and assigns, are barred and enjoined from commencing or prosecuting any action in any court or tribunal (of this or any other jurisdiction) asserting against any of the parties to the Action or any other persons or entities any claims, either directly, representatively, derivatively, or in another capacity, which could have been asserted, or which arise out of, or relate in any way to, the claims raised in the Action and described in this Notice.

                              SCOPE OF THIS NOTICE

     THIS NOTICE DOES NOT PURPORT TO BE A COMPREHENSIVE DESCRIPTION OF THE ACTION, THE STIPULATION, THE EXHIBITS TO THE STIPULATION, THE TERMS OF THE SETTLEMENT OR THE SETTLEMENT HEARING. For a more detailed statement of the matters involved in this litigation, reference is made to the pleadings, the Stipulation, the Exhibits to the Stipulation, the Orders entered by the Court and other papers filed in the Action, which may be inspected at the Office of the Register in Chancery of the Court of Chancery of the State of Delaware, Daniel L. Herrmann Courthouse, Eleventh & King Streets, Wilmington, Delaware 19801, during regular business hours of each business day.


                      NOTICE TO PERSONS OR ENTITIES HOLDING
                      RECORD OWNERSHIP ON BEHALF OF OTHERS

     Brokerage firms, banks and other persons or entities who are current stockholders in their capacities as record owners, but not as beneficial owners, are requested to send this Notice promptly to beneficial owners. Additional copies of this notice for transmittal to beneficial owners are available on request directed to AutoLend. [insert address]


                                        ENTERED BY ORDER OF:


                                        -----------------------
                                        Vice Chancellor


                                        -----------------------
                                        Register in Chancery


Dated ________ __, 1996